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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Healthdyne Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)

                           Invacare Corporation
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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                                [INVACARE LOGO]

                                                                    June 6, 1997

DEAR HEALTHDYNE SHAREHOLDER:

    On Wednesday, June 4, 1997, I.H.H. Corp., our wholly-owned subsidiary, increased the price in its tender offer for all outstanding shares of common stock of Healthdyne Technologies, Inc. to $15 per share. We have enclosed a Second Supplement to the Offer to Purchase (attached) and various other documents related to the revised tender offer. The tender offer will expire at 12:00 midnight, New York City time, on Friday, June 20, 1997, unless further extended.

    The attached Supplement should be read in conjuction with the Offer to Purchase and the first Supplement thereto dated April 4, 1997. If you have not previously received an Offer to Purchase and/or first Supplement, you can obtain them from MacKenzie Partners, Inc., the Information Agent in the tender offer, at the addresses and telephone numbers set forth on the back cover of the attached Supplement or from brokers, dealers, commercial banks and trust companies.

    Note that if you have already validly tendered shares pursuant to the tender offer (including by using any previous Letter of Transmittal which references a price of $13 or $13.50 per share) and have not properly withdrawn such shares, you need not take any further action in order to receive the increased price of $15 per share pursuant to the tender offer. If you have not already tendered your shares, we hope that you will give renewed consideration to the increased tender offer.

    You should know that this substantial increase--made in the interest of bringing this unnecessarily drawn-out process to an end--represents our best and final offer for Healthdyne. Absent a negotiated transaction in which Healthdyne's management is able to substantiate additional value to our satisfaction, we do not intend to raise our price again. Also, if the shareholders do not elect our director nominees at the upcoming July 30 annual meeting so as to permit our transaction to go forward, we fully intend to evaluate all our options at that time, including withdrawing our offer and/or disposing of some or all of our 600,000 shares of Healthdyne stock.

    Healthdyne has continually refused to have any discussions or contacts with us despite our numerous requests since the beginning of the year and has constantly attempted to thwart our offer. With the July 30 annual meeting of Healthdyne shareholders approaching, the decision of whether to permit our offer to go forward is in your hands (you should be receiving Invacare's separate proxy materials for the annual meeting in the next few weeks). IF YOU WOULD LIKE TO ACCELERATE THE PROCESS AND GET THE BENEFITS OF OUR PREMIUM OFFER SOONER, WE ENCOURAGE YOU TO URGE HEALTHDYNE TO ENTER INTO A NEGOTIATED TRANSACTION WITH US PROMPTLY BY CONTACTING THEM DIRECTLY AND/OR BY TENDERING YOUR SHARES. (Remember, you will have the opportunity to withdraw any tendered shares up until the final expiration of the offer, and it is unlikely that the tender offer will be able to be consummated on its current expiration date (Friday, June 20) without prompt action by Healthdyne's board to satisfy the conditions relating to Healthdyne's poison pill and the Georgia anti-takeover statutes.)

    Detailed instructions on procedures for tendering shares are contained in the enclosed materials and the Offer to Purchase. Questions and requests for assistance may be directed to MacKenzie Partners at (800) 322-2885 or to Salomon Brothers Inc., the Dealer Manager for the tender offer, at its address and telephone number set forth on the back cover of the attached Supplement.

                                          Sincerely,

                                          /s/ A. MALACHI MIXON, III
                                          --------------------------------------

                                          A. MALACHI MIXON, III
                                          CHAIRMAN OF THE BOARD &
                                          CHIEF EXECUTIVE OFFICER
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                            PARTICIPANT INFORMATION
                    (INCLUDED PURSUANT TO SEC REQUIREMENTS)

    Invacare may solicit proxies for Healthdyne's 1997 annual meeting with respect to the above-described nominees and its previously announced proposals. Besides Invacare and the nominees, other participants in this solicitation may include the following directors and/or executive officers of Invacare: A. Malachi Mixon III (chairman, chief executive officer and director), Gerald B. Blouch (president, chief operating officer and director), Thomas R. Miklich (chief financial officer, secretary, general counsel and treasurer), Joseph B. Richey II (senior vice president--total quality management and director), Donald
P. Andersen (group vice president--respiratory products) and Louis F.J. Slangen (senior vice president--sales & marketing). Although Salomon Brothers Inc. ("Salomon Brothers"), which is acting as dealer manager in connection with the tender offer and serving as financial advisor to Invacare in connection with the proposed acquisition of Healthdyne, does not admit that it or any of its directors, officers, employees or affiliates is a "participant", as defined in
Schedule 14A promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or that such Schedule 14A requires the disclosure of certain information concerning them, the following employees of Salomon Brothers may assist Invacare in such a solicitation: Scott Wilson (managing director), Wilder Fulford (managing director), John Fowler (managing director), John Chambers (director) and Sarah Barnes (vice president).

    Invacare beneficially owns an aggregate of 600,000 shares of Healthdyne's common stock. Salomon Brothers will receive customary financial advisor and dealer manager fees, reimbursement and indemnification from Invacare in connection with the tender offer and any acquisition by Invacare of Healthdyne. Salomon Brothers will not receive any additional fee for or in connection with assisting in any solicitation of proxies. Salomon Brothers engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the ordinary course of it s business, Salomon Brothers maintains customary arrangements and effects transactions in the securities of Healthdyne for the accounts of its customers. As a result of its engagement by Invacare, Salomon Brothers has restricted its proprietary trading in the securities of Healthdyne (although it may still execute trades for customers on an unsolicited agency basis).